Exhibit 10.5

SUPPLY AGREEMENT -- WORLD OUTSIDE OF NORTH AMERICA

        THIS SUPPLY AGREEMENT (this "Agreement"), effective as of the 30th day of September, 2002 (the "Effective Date"), is between MOD-PAC CORP ("Seller"), a New York corporation with a principal place of business at 1801 Elmwood Avenue, Buffalo, NY 14207, USA and VISTAPRINT LIMITED ("Buyer"), a Bermuda corporation with a registered office at Cedar House, 41 Cedar Avenue, Hamilton, HM 12 Bermuda.

        When used herein, the term "Buyer" shall be deemed to include Buyer and each of its Affiliates, and the term "Seller" shall be deemed to include "Seller" and each of Seller's Affiliates. For purposes hereof, the term "Affiliate" of a party shall mean any person or entity that is directly or indirectly controlling, controlled by or under common control with such party. A person or entity shall be deemed to control another person or entity if such person or entity possesses, directly or indirectly, the power to direct or cause the direction of management and policies of such other person or entity, whether through the ownership of voting securities, by contract or otherwise.

RECITAL

        Buyer and Seller are concurrently entering into a Supply Agreement of even date herewith (the "Main Agreement"), pursuant to which Buyer will exclusively purchase from Seller all of Buyer's requirements of Printed Products (as defined below) that are destined, directly or indirectly, to customers located in Canada, Mexico and the United States of America, its territories and possessions (the "Exclusive Territory").

        Buyer and Seller wish to enter into this Agreement to govern the non-exclusive purchase and sale of Printed Products destined to customers in the world located outside of the Exclusive Territory (the "Non-Exclusive Territory").

        The terms and conditions contained in this Agreement exclusively govern the purchase and sale of such Printed Products by Seller to Buyer in the Non-Exclusive Territory.

        THEREFORE, the parties agree as follows:

1.	TERM OF AGREEMENT/RIGHT TO BID/SALE AND PURCHASE OF PRODUCTS.
1.1

The term of this Agreement will commence on the Effective Date and continue for a period ending April 2, 2011. Thereafter this Agreement shall be automatically renewed for successive one-year periods indefinitely, unless either party has given written notice to the other of its desire not to renew this Agreement at least three years prior to the desired date of termination. Notwithstanding anything herein to the contrary, however, the term of this Agreement shall terminate automatically upon the termination of the Main Agreement.

1.2

During the term of this Agreement, if Buyer or any of its Affiliates seeks to purchase from third parties any "Printed Products" for shipment to any destination in any given country in the Non-Exclusive Territory, Buyer agrees that it or its Affiliates will give Seller a commercially reasonable opportunity to bid for the manufacture such Printed Products. If Buyer or any of its Affiliates does not award a bid made by Seller hereunder, it shall promptly notify Seller of that fact, which notice shall set forth the identity of the supplier which was awarded the bid and the terms and conditions of the winning bid. For the purposes hereof, "Printed Products" shall mean products for sale resulting from the printing, incorporation, reproduction or placement of words, artwork, designs or images on paper or other tangible media, regardless of style, content, production methodology or specifications.

1.3	"Products" as used herein shall mean any and all Printed Products supplied by Seller to Buyer or its Affiliates under this Agreement.
1.4

Except as otherwise negotiated between the parties hereunder, Seller agrees to use its commercially reasonable efforts to supply the Products destined for customers in the Non-Exclusive Territory, on the terms and at the quality and service levels equivalent to that supplied by Seller within the Exclusive Territory in accordance with the terms of the Main Agreement.

1.5	Seller is expressly permitted hereunder from time to time to subcontract all or a part of its production responsibilities hereunder to one or more third parties.
1.6

The parties shall consult with each other concerning production methods and appropriate production equipment, but Seller shall have sole discretion with respect to production methods and the selection of production equipment.

2.	PRODUCT PRICES.
2.1

The price for the Products in the Non-Exclusive Territory shall be as negotiated and agreed to between Buyer and Seller, but in no event shall they exceed the quotient of the "Fully-Burdened Cost" to Seller of producing all of the Products for Buyer hereunder and without regard to volume, divided by 0.75. For purposes hereof, the "Fully-Burdened Cost" of Products shall have the meaning and be computed as set forth in the Main Agreement.

Notwithstanding any provision herein to the contrary, with respect to any Products supplied to Buyer or its Affiliates hereunder for which Seller has subcontracted production in a country where there is no other alternative source from which Buyer or its Affiliates may purchase the Products, Seller agrees that the price for those Products shall not exceed the quotient of the actual price paid by Seller to the subcontractor for the Products divided by 0.75.

3.	MISCELLANEOUS
3.1

Neither party shall, without the prior consent of the other (such consent not to be unreasonably withheld) make any public release of information concerning this Agreement (other than to its employees and subcontractors as required for the performance of their duties or as required by applicable securities disclosure laws, rules or regulations), nor use the name of the other party in any advertising or publicity. Notwithstanding the foregoing, the disclosure by either party of the existence of this Agreement and the fact that Seller is a supplier to Buyer or its Affiliates shall be permitted hereunder.

3.2

Neither party's rights and obligations under this Agreement can be assigned, delegated or transferred, by operation of law or otherwise, without the prior written consent of the other party, provided, however, that (i) either party may assign this Agreement in connection with a merger or acquisition of such party or a sale of all or substantially all of the assets of the party, and (ii) it is understood that Seller may subcontract all or part of the production of the Products hereunder.

3.3

This Agreement, together with the Supply Agreement - North America of even date herewith encompassing the understanding of the parties relating to the supply of the Products within the Exclusive Territory, constitute the entire agreement between the parties as to supply of the Products within Exclusive and Non-Exclusive Territory after the Effective Date, and all transactions between the parties following the Effective Date will be governed exclusively by this Agreement, the aforementioned Supply Agreement - North America and Buyer's purchase orders as issued from time to time. It is the intention of the parties that the terms of this Agreement, together with any purchase order(s) submitted by Buyer or its Affiliates to Seller, will be interpreted to be consistent with each other. However, in the event of any irreconcilable conflict of terms, the terms of this Agreement will prevail. This Agreement does not encompass the understanding of the parties relating to the supply of the Products within the Exclusive Territory, which is the subject of another agreement between the parties.

3.4

All communication and notices required to be given under this Agreement will be made in writing and will be deemed to have been given when personally delivered or two days after deposited for mailing by first class registered or certified airmail, return receipt requested, with proper postage prepaid, and addressed as follows:

If to Seller:	MOD-PAC CORP
1801 Elmwood Avenue
Buffalo, New York 14207
USA
Attn: President
If to Buyer:	VISTAPRINT LIMITED
Cedar House
41 Cedar Avenue
Hamilton, HM 12
Bermuda
Attention: President
With a copy to:	VISTAPRINT USA, INC.
204 Second Avenue
Waltham, MA 02451
USA
Attn: President
Each party shall promptly notify the other party hereunder of any change in its address by written notice given in accordance with the provisions of this Section 8.6.
3.5	Any dispute arising out of or relating to this Agreement that cannot be resolved by the parties themselves shall be settled by arbitration in accordance with the provisions of the Main Agreement, the provisions of Section 10.7 of which, specifically including the parties' agreement with respect to the submission of jurisdiction, personal jurisdiction and Buyer's appointment of an agent for service of process, are incorporated herein by reference in their entirety.
3.6	The captions or headings included in this Agreement are for convenience only and in no way affect the scope or intent of any provisions or sections of the Agreement.
3.7	Failure of either party hereto to enforce any of the provisions of this Agreement or any rights with respect thereto or failure to exercise any election provided for herein shall in no way be a waiver of such provisions, rights or elections or in any way affect the validity of this Agreement. The failure of either party to exercise any of said provisions, rights or elections shall not preclude or prejudice such party from later enforcing or exercising the same or any other provisions, rights or elections which it may have under this Agreement.
3.8	No changes, modification, rescission, discharge, abandonment, or waiver of the terms of this Agreement shall be binding upon either party unless made in writing and signed on behalf of either party by a duly authorized representative of each party. Other than as expressly stated herein, no conditions, usage of trade, course of dealing or performance understanding or agreement purporting to modify, vary, explain, or supplement the terms of this Agreement shall be binding unless hereafter made in writing and signed by the party to be bound.

3.9	This Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding any conflicts or choice of law, rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another state or jurisdiction.
3.10	Each party hereby represents and warrants to the other party that (i) it has all requisite power and authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement; (ii) any and all corporate action necessary for the authorization, execution, delivery and performance of this Agreement and the performance of its obligations hereunder has been taken; (iii) this Agreement, when executed and delivered by such party, shall constitute a valid and binding obligation of such party, enforceable in accordance with its terms: (iv) this Agreement is not inconsistent with any other agreement entered into or binding on such party: and (v) the execution, delivery and performance of and compliance with this Agreement will not result in any violation of, or conflict with, or constitute a default under, such party's Certificate of Incorporation or Bylaws or any agreement that is binding upon such party.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth in the introductory paragraph of this Agreement.

SELLER: MOD-PAC CORP	BUYER: VISTAPRINT LIMITED

By: /s/ C. Anthony Rider	By: /s/ Louis Page
C. Anthony Rider, Treasurer	Louis Page, Vice President

Date: September 30, 2002	Date: September 30, 2002